FIRST AMENDMENT TO THE
QUOTA PURCHASE AGREEMENT

__________________________________________

PANATLÂNTICA S.A.
__________________________________________

as Purchaser

ALLIED SWITZERLAND GMBH

___________________________________________

as Seller

ATKORE INTERNATIONAL INC.
___________________________________________

as Atkore

ATKORE INTERNATIONAL INDÚSTRIA E COMÉRCIO DE AÇO E MATERIAIS ELÉTRICOS LTDA.
___________________________________________

as the Company

Trench, Rossi e Watanabe Advogados
Associated with Baker & McKenzie, Swiss Verein
Av. Dr. Chucri Zaidan, 920 – 13th floor
04583-904 São Paulo – SP – Brazil

Exhibit 2.2

THIS FIRST AMENDMENT TO THE QUOTA PURCHASE AGREEMENT (hereinafter referred to as the "Amendment") is made this 23rd day of September, 2013, by and between:

•
PANATLÂNTICA S.A., a publicly-held corporation (sociedade anônima de capital aberto) organized and existing under the laws of the Federative Republic of Brazil, with head office at Rua Rudolfo Vontobel, 600, Distrito Industrial de Gravataí, in the City of Gravataí, State of Rio Grande do Sul, Brazil, Zip Code (CEP) 94045-405, registered with the State Commercial Board of Rio Grande do Sul ("JUCERGS") under NIRE 43.3.0000227-6, enrolled with the Brazilian Taxpayers’ Enrollment ("CNPJ/MF") under No. 92.693.019/0001-89 (the "Buyer");

~~•~~
ALLIED SWITZERLAND GMBH, a company organized and existing under the laws of Switzerland, with head office at Freier Platz, 10, CH-8200 Schaffhausen, Switzerland, enrolled with the Brazilian Taxpayers’ Enrollment ("CNPJ/MF") under No. 05.665.710/0001-54 (the “Seller”);

•	ATKORE INTERNATIONAL INC., a company organized under the laws of the United States, with head office at 16100 S. Lathrop Avenue, Harvey, Illinois 60462, U.S.A. (hereinafter referred to as "Atkore");

and, as Intervening Consenting Party:

•
ATKORE INTERNATIONAL INDÚSTRIA E COMÉRCIO DE AÇO E MATERIAIS ELÉTRICOS LTDA., a limited liability commercial company (sociedade empresária limitada) organized and existing under the laws of the Federative Republic of Brazil, with head office at Rodovia RST 453, Km 80, 32,973, Nossa Senhora da Saúde, in the City of Caxias do Sul, State of Rio Grande do Sul, Brazil, Zip Code (CEP) 95042-190, registered with the State Commercial Board of Rio Grande do Sul ("JUCERGS") under NIRE 43.205.304.597, enrolled with the Brazilian Taxpayers’ Enrollment ("CNPJ/MF") under No. 03.684.007/0001-68 (the "Company").

RECITALS

A.	Buyer and Seller executed on August 26th, 2013, the Quota Purchase Agreement ("Agreement") for the purchase and sale of 100% percent of the outstanding quotas of the Company.

B.	Taking into consideration that there is a need to make the payment of retention bonuses to certain employees of the Company in compliance with commitments made by Atkore to such employees and since Atkore can not make this payments directly or cause the Company to make them prior to the transfer of quotas mentioned above.

C.	Considering, also, the time required for the liquidation of the payment for the quotas to be made by the Buyer.

In consideration of the mutual promises contained herein, Buyer and Seller (individually, a “Party” and collectively, the "Parties") mutually agree as follows:

1.    DEFINITIONS AND INTERPRETATIONS

1.1	Capitalized terms used throughout this Agreement are those listed in the Agreement, unless expressly defined otherwise.

1.2    The interpretation of other terms used throughout this Amendment are according to the rules set forth in the Agreement.

2.    PAYMENT OF THE RETENTION BONUS.

2.1.    Retention Bonus. The Parties have agreed, and the Buyer will cause the Company to, make the payment of the retention bonus to the employees of the Company indicated below, in the amounts listed in front of their names, within 02 (two) Business Days from the date of execution of this Amendment, in the bank accounts indicated in Schedule 2.1 to this instrument.

•	Valdecir Bersaghi: R$ 480,232.90 (four hundred eighty thousand, two hundred and thirty two Reais and ninety two cents)

•	Reinaldo Rech: R$ 110,122.50 (one hundred ten thousand, one hundred and twenty two Reais and fifty cents)

•	Antonio Dal Pizzol: R$ 126,633.98 (one hundred twenty six thousand, six hundred and thirty three Reais and ninety eight cents)

2.2.    Reduction of the Purchase Price. As a result of the payment to be made by the Company as requested by Atkore, the Parties have agreed to reduce the Purchase Price in an amount equivalent to the total amount of the retention bonuses defined in Section 2.1. above. As a consequence, a discount in the amount of R$ 716,989.38 (seven hundred and sixteen Thousand, nine hundred and eighty nine Reais and thirty eight cents) will be applied to the first installment of the Purchase Price, which shall be reduced to R$ 58,503,010.62 (fifty eight million, five hundred and three thousand and ten Reais and sixty two cents). The Parties will calculate the amount of the remaining installments of the Purchase Price by applying the percentages indicated in Section 3.4. of the

Agreement to the full amount of the Purchase Price (i.e. R$ 98,700,000.00 (ninety eight million, seven hundred thousand Reais).

3.    LIQUIDATION OF THE PAYMENT OF THE FIRST INSTALLMENT OF THE PURCHASE PRICE.

3.1.    Liquidation of the Payment of the Purchase Price. Buyer will pay the first installment of the Purchase Price, in the amount of de R$ 58,503,010.62 (fifty eight million, five hundred and three thousand and ten Reais and sixty two cents), by wire transfer of available funds to Seller to its bank account indicated in Section 3.4 of the Agreement, on September 24th, 2013, with the liquidation of the payment and the effective receipt of the amount by the Seller to occur until September 26th, 2013.

3.2.    Release of the Documents. The documents mentioned in Section 2.2(b) of the Agreement will be delivered by the Seller to the Buyer upon receipt by the Seller of the amount corresponding to the first installment of the Purchase Price, as indicated in Section 3.1. above.

4.    GENERAL PROVISIONS

4.1.    Absence of Changes. All the terms and conditions of the Agreement not expressly amended by this instrument shall remain valid and in effect, as provided for in the Agreement.

4.2.    Counterparts. This Amendment is executed in four (4) counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Quota Purchase Agreement, as of the day and year first above written.

[signatures in the following 5 pages]

(FIRST AMENDMENT TO THE QUOTA PURCHASE AGREEMENT ENTERED INTO BY AND BETWEEN PANATLÂNTICA S.A., ALLIED SWITZERLAND GMBH, ATKORE INTERNATIONAL INC. AND ATKORE INTERNATIONAL INDÚSTRIA E COMÉRCIO DE AÇO E MATERIAIS ELÉTRICOS LTDA., ON SEPTEMBER 23, 2013)

PANATLÂNTICA S.A.

/s/ José Antônio Silva Vargas
_______________________________________________
By: José Antônio Silva Vargas
Title: Officer

/s/ Armando Santa Maria
_____________________________________________
By: Armando Santa Maria
Title: Attorney-in-fact

(FIRST AMENDMENT TO THE QUOTA PURCHASE AGREEMENT ENTERED INTO BY AND BETWEEN PANATLÂNTICA S.A., ALLIED SWITZERLAND GMBH, ATKORE INTERNATIONAL INC. AND ATKORE INTERNATIONAL INDÚSTRIA E COMÉRCIO DE AÇO E MATERIAIS ELÉTRICOS LTDA., ON SEPTEMBER 23, 2013)

ALLIED SWITZERLAND GMBH

/s/ Antonio Carlos Cipriani Dal Pizzol
______________________________________________
By: Antonio Carlos Cipriani Dal Pizzol
Attorney-in-fact

(FIRST AMENDMENT TO THE QUOTA PURCHASE AGREEMENT ENTERED INTO BY AND BETWEEN PANATLÂNTICA S.A., ALLIED SWITZERLAND GMBH, ATKORE INTERNATIONAL INC. AND ATKORE INTERNATIONAL INDÚSTRIA E COMÉRCIO DE AÇO E MATERIAIS ELÉTRICOS LTDA., ON SEPTEMBER 23, 2013)

ATKORE INTERNATIONAL INC.

/s/ John P. Williamson
______________________________________________
By: John P. Williamson
Title: President and Chief Executive Officer

(QUOTA PURCHASE AGREEMENT ENTERED INTO BY AND BETWEEN PANATLÂNTICA S.A., ALLIED SWITZERLAND GMBH, ATKORE INTERNATIONAL INC. AND ATKORE INTERNATIONAL INDÚSTRIA E COMÉRCIO DE AÇO E MATERIAIS ELÉTRICOS LTDA., ON AUGUST 26, 2013)

ATKORE INTERNATIONAL INDÚSTRIA E COMÉRCIO
DE AÇO E MATERIAIS ELÉTRICOS LTDA.

/s/ Antonio Carlos Cipriani Dal Pizzol
_______________________________________________
By: Antonio Carlos Cipriani Dal Pizzol
Title: Officer

/s/ Valdecir Bersaghi
_______________________________________________
By: Valdecir Bersaghi
Title: Officer

(FIRST AMENDMENT TO THE QUOTA PURCHASE AGREEMENT ENTERED INTO BY AND BETWEEN PANATLÂNTICA S.A., ALLIED SWITZERLAND GMBH, ATKORE INTERNATIONAL INC. AND ATKORE INTERNATIONAL INDÚSTRIA E COMÉRCIO DE AÇO E MATERIAIS ELÉTRICOS LTDA., ON SEPTEMBER 23, 2013)

Witnesses:

1. _______________________________
Name:

2. _______________________________
Name: